UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

dELiA*s, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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June 1, 2007

Dear Stockholder,

It is my pleasure to invite you to dELiA*s’ 2007 Annual Meeting of Stockholders.

We will hold the Annual Meeting at 9:00 a.m., local time, on Wednesday, July 11, 2007, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022. In addition to the formal items of business, we will review the major developments of the past year and answer your questions.

This booklet includes our Notice of Annual Meeting and Proxy Statement (containing important information about the matters to be acted upon at the Annual Meeting), and is accompanied by our Annual Report for the fiscal year ended February 3, 2007 and proxy card. The Proxy Statement describes the business that we will conduct at the Annual Meeting and provides information about dELiA*s that you should consider when you vote your shares.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting. If you attend the Annual Meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Robert E. Bernard

Chief Executive Officer

YOUR VOTE IS IMPORTANT.

PLEASE RETURN YOUR PROXY PROMPTLY.

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, July 11, 2007
Time:	9:00 a.m., local time
Place:	Olshan Grundman Frome Rosenzweig & Wolosky LLP Park Avenue Tower 65 East 55th Street New York, New York 10022

Dear Stockholder:

At our Annual Meeting, we will ask you to:

•	Elect six members to our Board of Directors to serve for a term ending in 2008 and until their successors are duly elected and qualified;

•	Consider and act upon a proposal to ratify the appointment of BDO Seidman, LLP as our independent registered public accountants for the fiscal year ending February 2, 2008;

•	Consider and act upon a proposal to approve our Amended and Restated 2005 Stock Incentive Plan; and

•	Transact any other business that may properly be presented at the Annual Meeting and any adjournments thereof.

Stockholders of record at the close of business on May 18, 2007 will be entitled to vote at the Annual Meeting. The Proxy Statement, the accompanying form of proxy card and our Annual Report for the fiscal year ended February 3, 2007 will be mailed to all stockholders of record on or about June 4, 2007.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen A. Feldman
Secretary

June 1, 2007

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PROXY STATEMENT FOR THE dELiA*s, INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me This Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of dELiA*s, Inc. (“dELiA*s” or the “Company”) is soliciting your proxy to vote at our 2007 Annual Meeting of Stockholders and any adjournments of the Annual Meeting (the “Annual Meeting”). This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card in accordance with the instructions set forth on the proxy card.

On or about June 4, 2007, we will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting. Although not part of this Proxy Statement, we also will send our Annual Report for the fiscal year ended February 3, 2007 (the “2006 Annual Report”), which includes our audited financial statements.

Who Can Vote?

Only stockholders who own dELiA*s common stock, $.001 par value per share (the “Common Stock”), at the close of business on May 18, 2007 are entitled to vote at the Annual Meeting. The Common Stock is our only authorized class of voting stock. As of May 18, 2007, we had 30,838,598 shares of Common Stock outstanding.

How Many Votes Do I Have?

Each share of dELiA*s Common Stock that you own entitles you to one vote.

How Do I Vote By Proxy?

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates, you may vote by completing and mailing the enclosed proxy card in the envelope provided. Your proxy card will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide your bank, broker or other nominee with instructions regarding how to vote your shares, and you will receive directions from your bank, broker or other nominee explaining how to provide such nominee with your voting instructions

How Does the Board of Directors Recommend That I Vote on the Proposals?

If you properly fill in your proxy card and send it to us in time to vote, your “proxies”, Robert E. Bernard, our Chief Executive Officer, Walter Killough, our Chief Operating Officer, and/or Stephen A. Feldman, our current Chief Financial Officer, or each of them (with full power to act alone), will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxies will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of the six nominees for director;

•	“FOR” ratification of the appointment of BDO Seidman, LLP as our independent registered public accountants for the fiscal year ending February 2, 2008; and

•	“FOR” approval of our Amended and Restated 2005 Stock Incentive Plan.

If any other matter is presented at the Annual Meeting, your proxies will vote in accordance with their best judgment. As of the date of this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

This Proxy Statement and the accompanying proxy card are being mailed on or about June 4, 2007 to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following three ways:

•	You may send in another proxy with a later date;

•	You may notify our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	You may vote in person at the Annual Meeting. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

If your shares are held in street name, you must follow the instructions provided by your broker in order to revoke your proxy.

What If I Receive More than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our Common Stock in more than one account, which may be registered in form or held in street name. If you choose to vote by proxy, which we recommend, please vote in the manner described under “How Do I Vote By Proxy?” for each account to ensure that all of your shares are voted.

How Do I Vote In Person?

If you attend the Annual Meeting and plan to vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on May 18, 2007, the record date for voting.

What Is The Effect Of Broker Non-Votes?

If your broker holds your shares in its name, the broker will be entitled to vote your shares on Proposals 1 and 2, even if it does not receive instructions from you. However, your broker will not be entitled to vote your shares on Proposal 3 if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your votes will be voted at the Annual Meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”. As to Proposals 1, 2 and 3, broker non-votes are not counted for purposes of tabulating the votes cast and therefore will have no effect on the outcome of the vote.

What Vote Is Required To Approve Each Proposal?

Proposal 1: Elect Six Directors.

The six nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accountants.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of our independent registered public accountants. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accountants. However, if our stockholders do not ratify the selection of BDO Seidman, LLP as our independent registered public accountants for the fiscal year ending February 2, 2008, our Audit Committee will reconsider its selection.

Proposal 3: Approve Amended and Restated 2005 Stock Incentive Plan.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve our Amended and Restated 2005 Stock Incentive Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. Therefore, any shares not voted by a customer will be treated as a broker non-vote, and such broker non-votes will have no effect on the results of this vote.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We let only our Inspector of Election (American Stock Transfer & Trust Company) examine these documents. Management will not see your vote unless such disclosure is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.

Who Pays The Costs Of Soliciting These Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists.

How Do I Obtain An Annual Report On Form 10-K?

If you would like a copy of our 2006 Annual Report on Form 10-K, which we filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2007, we will send you one without charge. Please write to:

Investor Relations

dELiA*s, Inc.

50 West 23rd Street

New York, NY 10010

Our Annual Report on Form 10-K also is available through the Investor Relations section of our website at www.deliasinc.com. You can also find a copy of our 2006 Annual Report on the Internet through the SEC’s electronic data system at www.sec.gov.

INFORMATION ABOUT dELiA*s SECURITY OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of May 1, 2007 for (a) each of our named executive officers, as defined in the Summary Compensation Table below, (b) each of our directors, (c) all of our directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except where indicated in the footnotes below, the address for each director and executive officer listed is: c/o dELiA*s, Inc., 50 West 23rd Street, New York, New York 10010. We deem shares of Common Stock that may be acquired by an individual or group within 60 days of May 1, 2007, pursuant to the exercise of options or warrants or conversion of convertible securities, to be outstanding for the purpose of computing the percentage ownership of such individual or group, but these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them based on information provided to us by such stockholders. Percentage of ownership is based on 30,802,862 shares of Common Stock outstanding on May 1, 2007.

	Common Shares Beneficially Owned
Name of Beneficial Owner	Number		Percentage (%)
Executive Officers and Directors:
Robert E. Bernard	859,847	(1)	2.7%
Carter S. Evans	12,119	(2)	*
Matthew L. Feshbach	5,545,828	(3)(4)	17.9%
Peter D. Goodson	17,119	(2)	*
Walter Killough	232,817	(5)	*
Scott M. Rosen	7,119	(2)	*
Gene Washington	6,369	(6)	*
David Desjardins	76,890	(7)	*
John Holowko	31,048	(8)	*
All directors and executive officers as a group (9 persons)	6,789,156		21.2%
Five Percent Stockholders:
Gilder, Gagnon, Howe & Co. LLC (9)(11)	1,773,664		5.8%
Steadfast Capital Management LLC (10)(11)	1,732,280		5.6%

*	Less than 1%.
(1)	Includes 689,112 shares obtainable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of May 1, 2007. Also includes 1,625 shares held by Mr. Bernard’s wife and 32,270 shares held in trust for the benefit of Mr. Bernard’s children, as to which shares Mr. Bernard disclaims beneficial ownership.
(2)	Includes 5,869 shares of restricted stock and 1,250 shares obtainable upon the exercise of options that are currently exercisable.
(3)	Includes (i) 5,321,338 shares owned by MLF Offshore Portfolio Company, L.P., a limited partnership organized and existing under the laws of the Cayman Islands (“MLF Offshore”), (ii) 215,343 shares obtainable upon the exercise of warrants that are currently exercisable and held by MLF Investments, LLC, a Delaware limited liability company (“MLFI”), as investment adviser of MLF Offshore, (iii) 3,125 shares obtainable upon the exercise of options granted to Mr. Feshbach that are currently exercisable and (iv) 1,800 shares of restricted stock held by Mr. Feshbach.
(4)

MLFI, MLF Holdings, LLC (“MLF Holdings”), MLF Capital Management, L.P. (“MLF Capital”), MLF Offshore, MLF Cayman GP, Ltd. (“MLF Cayman”) and Matthew L. Feshbach are deemed to be 10% holders of the Company. Each of MLFI, MLF Capital, MLF Holdings, MLF Cayman and Matthew L. Feshbach may be deemed to beneficially own the 5,321,338 shares owned directly by MLF Offshore and share voting and dispositive power with MLF Offshore with respect to such shares. Each of MLF Capital, MLF Holdings, MLF Cayman and Matthew L. Feshbach may be deemed to beneficially own the 215,343 shares issuable upon exercise of warrants held by MLFI and share voting and dispositive power with MLFI with respect to such shares. Each of MLFI, MLF Capital and MLF Holdings is located at 455 N. Indian Rocks Road, Suite B, Belleair Bluffs, FL 33770. MLF Offshore and MLF Cayman are located at c/o Trident Trust Company (Cayman) Ltd., One Capital Place, George Town, Grand Cayman, Cayman Islands.

(5)	Includes 220,321 shares obtainable upon the exercise of options that are currently exercisable.
(6)	Includes 5,869 shares of restricted stock.
(7)	Includes 70,161 shares obtainable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of May 1, 2007.
(8)	Shares obtainable upon the exercise of options that are currently exercisable.
(9)	Gilder, Gagnon, Howe & Co. LLC is located at 1775 Broadway, 26th Floor, New York, NY 10019. Gilder, Gagnon, Howe & Co. LLC reported sole voting power with respect to 32,575 of the shares and shared dispositive power with respect to all of the shares.
(10)	Steadfast Capital Management LLC is located at 767 Fifth Avenue, 6th Floor, New York, New York 10153. Steadfast Capital Management LLC and Robert S. Pitts, Jr., the managing member of Steadfast Capital Management LLC and Steadfast Advisors LLC, have shared voting and dispositive power with respect to 1,459,996 of such shares. Steadfast Capital, L.P. has shared voting and dispositive power with Steadfast Advisors LLC and Mr. Pitts with respect to 275,284 of such shares held by Steadfast Capital, L.P. American Steadfast, L.P. has shared voting and dispositive power with Steadfast Capital Management LLC and Mr. Pitts with respect to 610,080 of such shares held by American Steadfast, L.P. Steadfast International Ltd. has shared voting and dispositive power with Steadfast Capital Management LLC and Mr. Pitts with respect to 849,916 of such shares held by Steadfast International Ltd.
(11)	The information in this table with respect to Gilder, Gagnon, Howe & Co. LLC and Steadfast Capital Management LLC is based on filings on Schedule 13G filed by each with the SEC.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board Of Directors

Our Restated Certificate of Incorporation and By-Laws provide that our business is to be managed by or under the direction of our Board of Directors. Each member of our Board of Directors is elected at each annual meeting of stockholders to serve for a one-year term. Our Board of Directors currently consists of seven members: (1) Matthew L. Feshbach, (2) Robert E. Bernard, (3) Carter S. Evans, (4) Peter D. Goodson, (5) Walter Killough, (6) Scott M. Rosen and (7) Gene Washington. Mr. Goodson has decided not to stand for re-election to the Board of Directors because the increasing role he is assuming in a number of his other commitments would make it difficult for him to devote the time that he believes is necessary to serve on the Company’s Board effectively. Accordingly, the Board of Directors has resolved to decrease the number of directors constituting the Board from seven to six effective as of the Annual Meeting.

Based upon a review by the Board of Directors of all relevant information, the Board of Directors has determined that Messrs. Goodson, Rosen, Evans and Washington are not officers or employees of dELiA*s and none of such persons has a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of them is an “independent director” as that term is defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules, and is “independent” as that term is defined in the applicable rules and regulations promulgated by the SEC. Because Mr. Goodson has decided not to stand for re-election, upon the election of the six nominees at the Annual Meeting, the Board of Directors will not be comprised of a majority of independent directors, as required by Rule 4350(c) of the NASDAQ Marketplace Rules. Following the Annual Meeting, the Company will have until the earlier of its 2008 annual meeting of stockholders and July 11, 2008 to regain compliance with this rule. The Corporate Governance and Nominating Committee of our Board of Directors intends to consider other qualified candidates for election to the Company’s Board of Directors subsequent to the Annual Meeting, and the Company expects to regain compliance with this rule within the required time period.

On May 22, 2007, based upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board approved the nomination of each of Messrs. Feshbach, Bernard, Killough, Rosen, Evans and Washington for election at the Annual Meeting for a term of one year to serve until the 2008 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

The names of our current directors and director nominees and certain information about them, including their positions on standing committees of the Board of Directors, are set forth below:

Name	Age	Position
Matthew L. Feshbach	53	Chairman
Robert E. Bernard	56	Chief Executive Officer and Director
Walter Killough	52	Chief Operating Officer and Director
Peter D. Goodson (1)	64	Director
Scott M. Rosen (2)	49	Director
Carter S. Evans (3)	57	Director
Gene Washington (4)	60	Director

(1)	Member of the Audit Committee and Compensation Committee and Chairman of the Corporate Governance and Nominating Committee.
(2)	Member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.
(3)	Member of the Corporate Governance and Nominating Committee and Chairman of the Audit Committee.
(4)	Chairman of the Compensation Committee.

The following is a brief summary of the background of each of our current directors and director nominees:

Robert E. Bernard joined Alloy, Inc., a media and marketing services company and our former parent company, in October 2003 and served as its Chief Executive Officer of Retail and Direct Consumer Division prior to our spinoff from Alloy, Inc., which was completed in December 2005 (the “Spinoff”). Mr. Bernard has served as our Chief Executive Officer since the completion of the Spinoff. From 1996 through 2002, Mr. Bernard served as the President and Chief Executive Officer of The Limited Stores, a mall-based specialty store retailer, and from 1994 through 1996 he served as the President and Chief Operating Officer of J.Crew Inc., a multi-channel specialty retailer.

Walter Killough joined Alloy, Inc. in March 2003 as a consultant, and was hired as the Chief Operating Officer of its Retail and Direct Consumer Division in October 2003. Upon completion of the Spinoff, Mr. Killough became our Chief Operating Officer. Prior to joining Alloy, Inc., Mr. Killough was at J.Crew Inc. for 14 years. He was appointed its Chief Operating Officer in 2001, and prior to that served as an executive vice president. As its Chief Operating Officer he was responsible for all sourcing, catalog circulation and production, warehouse and distribution, retail and direct planning and logistics.

Matthew L. Feshbach has been a director since the completion of the Spinoff and was appointed our Chairman of the Board in August 2005. From 2001 to the present, Mr. Feshbach has served as the Managing Member of MLF Investments, LLC, an investment management company Mr. Feshbach founded in 2001. From 1999 to 2001, Mr. Feshbach was a private investor. From September 2004 until December 2006, Mr. Feshbach was a director of Alloy, Inc.

Peter D. Goodson has been a director since the completion of the Spinoff. Currently, Mr. Goodson is (1) Chairman of Goodson & Associates, LLP, a consulting company he founded in January 2001, (2) an advisor to Dubilier & Company, a private equity firm, where he has served first as a partner and now as an advisor since January 1996, and (3) a visiting lecturer at Haas Business School of the University of California, Berkeley, at which he has lectured since January 2004. Mr. Goodson is currently a director of the Foster Dairy Farms and the Goodson Family Foundation and is an advisory director of Foster Farms, Inc. Previously, Mr. Goodson was an adjunct management and finance professor at the Columbia Business School and New York University graduate business school from 1999 to 2002. Prior to that, Mr. Goodson was one of five partners at the firm of Clayton & Dubilier, Inc. (now known as Clayton, Dubilier & Rice, Inc.), a private equity firm that purchased and managed large industrial companies. Before joining Clayton & Dubilier, Mr. Goodson was a Managing Director at Kidder, Peabody & Co., an investment banking firm, where he founded the Mergers and Acquisitions Department at the age of 27. Mr. Goodson later served as a member of the firm’s Executive Committee and co-head of Kidder’s Investment Banking Department. Mr. Goodson is a former director of Montgomery Ward & Co., Kidder, Peabody & Co., Broadgate Consultants, Silicon Valley Bancshares, the former New York Bancorp, Inc., Dial Industries, Stanford University’s Athletic Board and Columbia University’s Community Impact Foundation.

Scott M. Rosen has been a director since the completion of the Spinoff. Mr. Rosen has served as Chief Operating Officer of Equinox Holdings, Inc., a New York-based operator of upscale fitness clubs, since January 2005. Before that, Mr. Rosen was Executive Vice President and Chief Financial Officer of Equinox Holdings, Inc., which he joined in September 2003. Prior to joining Equinox, Mr. Rosen was Executive Vice President/Chief Financial Officer of J. Crew Inc. from 1994 to September 2003. Prior to joining J. Crew, Mr. Rosen was Vice President and Divisional Controller for the Women’s Sportswear Group division of Liz Claiborne, Inc. Mr. Rosen is a non-practicing certified public accountant.

Carter S. Evans was elected to the Board in February 2006 and is currently a Managing Director with Alvarez & Marsal, LLC, a New York-based provider of specialized debtor management and advisory services, a position he has held since January 1995. Prior to joining Alvarez & Marsal, Mr. Evans had over 20 years experience in workouts and turnarounds serving in various capacities at Chemical Bank and later Lehman

Brothers. He presently serves as a member of the Board of Directors of Timex Group B.V., and has previously served on the boards of Pratt-Read Corp. and the successor to US Financial. During his career, Mr. Evans has served as President of the Arrow Shirt Company and Arrow International (both part of Cluett American Group). He was also actively involved in the restructurings of Chrysler, International Harvester, Federated Department Stores, Allied Stores and General Homes.

Gene Washington was elected to the Board in September 2006. Mr. Washington is currently Director of Football Operations with the National Football League in New York. He previously served as a professional sportscaster and as Assistant Athletic Director for Stanford University prior to assuming his present position with the NFL in 1994. Mr. Washington has served as a director of Goodrich Petroleum Corporation, a NYSE-listed oil and gas company, since 2003, and also served as a director of the former New York Bancorp, Inc.

Committees Of The Board Of Directors And Meetings

Meeting Attendance. During the fiscal year ended February 3, 2007, there were three meetings of our Board of Directors. The Board of Directors also acted by unanimous written consent, pursuant to Delaware law, on five occasions during this period. Each director was in attendance, either in person or via telephone, at 75% or more of the total number of meetings of the Board and of committees of the Board on which he served during the fiscal year ended February 3, 2007. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each annual meeting of our stockholders; all of the current members of our Board of Directors attended our 2006 annual meeting of stockholders.

Audit Committee. Our Audit Committee met five times and acted by unanimous written consent once during the fiscal year ended February 3, 2007. This committee currently has three members, Carter S. Evans (Chairman), Peter D. Goodson and Scott M. Rosen. Our Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices. The Audit Committee operates pursuant to a written charter, which was adopted December 5, 2005. The Audit Committee charter was attached as Appendix A to our proxy statement for our 2006 annual meeting of stockholders.

All of the current members of the Audit Committee are non-employee directors who: (1) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 4200 of the NASDAQ Marketplace Rules; (2) have not participated in the preparation of the financial statements of dELiA*s or any of its current subsidiaries at any time during the past three years; and (3) are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

Compensation Committee. Our Compensation Committee met twice and acted by unanimous written consent once during the fiscal year ended February 3, 2007. This committee currently has three members, Gene Washington (Chairman), Peter D. Goodson and Scott M. Rosen. Our Compensation Committee is authorized to annually review and make recommendations to the Board of Directors with respect to the compensation of directors, executive officers and other key employees and approve and administer our cash incentive, employee benefit and stock option plans, including the dELiA*s, Inc. 2005 Stock Incentive Plan (the “2005 Plan”). Please see also the Compensation Discussion and Analysis set forth elsewhere in this Proxy Statement. The Compensation Committee may designate one or more subcommittees, consisting of one or more members of the Compensation Committee, to exercise the powers and authority of the Compensation Committee. All members of our Compensation Committee are “independent directors” as that term is defined under Rule 4200 of the NASDAQ Marketplace Rules and are “independent” as that term is defined in the applicable rules and regulations promulgated by the SEC, and are neither officers nor employees of the Company or any of its subsidiaries. The Board of Directors adopted a Compensation Committee charter on December 5, 2005. The Compensation Committee charter was attached as Appendix B to our proxy statement for our 2006 annual meeting of stockholders.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee held one meeting and acted by unanimous written consent once during the fiscal year ended February 3, 2007. Our Corporate Governance and Nominating Committee was formed on December 5, 2005 and is comprised of Peter D. Goodson (Chairman), Scott M. Rosen and Carter S. Evans, each of whom has been found by the Board of Directors to be an “independent director” as that term is defined under Rule 4200 of the NASDAQ Marketplace Rules and “independent” pursuant to the applicable rules and regulations promulgated by the SEC. The Corporate Governance and Nominating Committee operates pursuant to a written charter adopted on December 5, 2005. The Corporate Governance and Nominating Committee charter is publicly available on our website at www.deliasinc.com in the corporate governance section of our investor relations pages.

The Corporate Governance and Nominating Committee is responsible for, among other things, (1) reviewing the appropriate size, function and needs of the Board of Directors, (2) developing the Board’s policy regarding tenure and retirement of directors, (3) establishing criteria for evaluating and selecting new members of the Board, subject to Board approval thereof, (4) identifying and recommending to the Board for approval individuals qualified to become members of the Board of Directors, consistent with criteria established by the Committee and the Board, (5) overseeing the evaluation of management and the Board, and (6) monitoring and making recommendations to the Board on matters relating to corporate governance.

For all potential candidates, the Corporate Governance and Nominating Committee may consider all factors it deems relevant, such as a candidate’s integrity and judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of stockholders. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2008 Annual Meeting of Stockholders using the procedures set forth in our By-Laws, it must follow the procedures described in “Certain Matters Pertaining to Stockholder Business and Nominations.” To be timely, a stockholder’s notice nominating a candidate for election to the Board of Directors at an annual meeting must be delivered to the Company’s Secretary at our principal executive offices not later than the close of business on the 45th day nor earlier than the close of business on the 75th day prior to the first anniversary of the preceding year’s mailing date for stockholder proxy materials. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the date of the annual meeting in the preceding year, or if an annual meeting was not held in the preceding year, notice by the stockholder to be timely must be delivered by the later of (a) the close of business on the 90th day prior to the date of such stockholders’ meeting or (b) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. A stockholder’s notice must contain the information set forth in the By-Laws under “Certain Matters Pertaining to Stockholder Business and Nominations.”

In general, the Corporate Governance and Nominating Committee will consider all recommendations submitted by stockholders in the same manner and under the same process as any other recommendations submitted from other sources, including current directors, company officers and employees, following which it will select candidates to be recommended for nomination to the Board according to the requirements and qualification criteria established by the Corporate Governance and Nominating Committee. However, the Corporate Governance and Nominating Committee is under no obligation to recommend any candidate for nomination.

Compensation Committee Interlocks And Insider Participation. Gene Washington, Peter D. Goodson and Scott M. Rosen served on our Compensation Committee during our fiscal year ended February 3, 2007. None of them has ever been an officer or employee of the Company. During such fiscal year, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had any executive officer serving as a member of our Board of Directors or Compensation Committee.

Audit Committee Financial Expert

Our Board of Directors has determined that our Audit Committee has at least one member who qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The Board has determined that Scott M. Rosen, based upon his experience, training and education, qualifies as an audit committee financial expert by virtue of the fact that he has (a) an understanding of generally accepted accounting principles (“GAAP”) and financial statements; (b) the ability to assess the general application of GAAP in connection with accounting for estimates, accruals and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements as well as experience actively supervising one or more persons engaged in such activities; (d) an understanding of internal control over financial reporting; and (e) an understanding of audit committee functions. The Board further determined that Mr. Rosen is independent of management pursuant to applicable SEC rules and NASDAQ listing standards regarding the independence of board and audit committee members.

Codes of Business Conduct and Ethics

We have adopted a Code of Business Conduct, applicable to all employees, as well a Code of Ethics for Principal Executive Officers and Senior Financial Officers within the meaning of Item 406(b) of Regulation S-K. This Code of Ethics applies to our principal executive officer, principal financial officer, principal accounting officer and others performing similar functions. The Code of Ethics and the Code of Business Conduct each are publicly available on our website at www.deliasinc.com in the corporate governance section of our investor relations pages. If we make substantive amendments to the Code of Ethics or the provisions of the Code of Business Conduct that are applicable to our principal executive, financial or accounting officers, or grant any waiver, including any implicit waiver, of any provision of the codes as applicable to our principal executive, financial or accounting officers, we will disclose the date and nature of such amendment or waiver on our website or in a report on Form 8-K in a timely manner.

Communicating with Our Directors

We have adopted a policy regarding stockholder communications with directors. Pursuant to that policy, stockholders who wish to communicate with the Board of Directors as a whole, with any committee of the Board of Directors, with the non-management members of the Board of Directors as a group or with specified non-management directors should do so by sending any communication to dELiA*s, Inc. Board of Directors, c/o Corporate Secretary, 50 West 23rd Street, New York, NY 10010, or by sending an email to legal@deliasinc.com.

Any such communication should state the name and address of, and the number of shares beneficially owned by, the stockholder making the communication. Such communication will be forwarded to the full Board of Directors, a Board committee, the non-management directors or to any individual non-management director or directors, in each case to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, or is not related to the duties and responsibilities of the Board of Directors, in which case the communication may be discarded or appropriate legal action may be taken regarding the communication.

Compensation of Directors

Director compensation consists principally of cash, an award of options to purchase shares of our Common Stock and awards of shares of restricted stock. The Company’s non-employee directors received the following amounts of compensation for our fiscal year ended February 3, 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Matthew L. Feshbach	27,000	4,152	31,152
Carter S. Evans	49,000	4,355	53,355
Peter D. Goodson	57,000	4,152	61,152
Scott M. Rosen	51,000	4,152	55,152
Gene Washington	9,500	1,532	11,032

(1)	The amount shown in this column represents the dollar amounts recognized for financial statement reporting purposes with respect to option awards, as determined pursuant to FAS No. 123R. A discussion of the assumptions used in calculating these values may be found in footnote 2 to our audited financial statements beginning on page F-14 of our Annual Report on Form 10-K for the fiscal year ended February 3, 2007.
(2)	Each of the named directors was granted options to purchase 5,000 shares of Common Stock upon commencement of his service on the Board of Directors. The options vest in equal annual installments on each of the first four anniversaries of the date of grant and expire on the tenth anniversary of the date of grant. As of February 3, 2007, options to purchase 1,250 shares were vested with respect to each of Messrs. Feshbach, Goodson and Rosen.

Equity Compensation

Upon their commencement of service, directors Feshbach, Goodson, Rosen, Evans and Washington each received a grant of options to purchase 5,000 shares of our Common Stock under the 2005 Plan. These options vest equally on each of the first four anniversaries of the grant date, provided that the optionee is still a non-employee director at the opening of business on each such date. Options granted to these directors entitle them to purchase shares of our Common Stock at an exercise price equal to the fair market value of such shares on the date of grant.

For each subsequent year of service, each non-employee director will receive, without cost to such director, the number of shares of our Common Stock that could be purchased for $50,000 at the closing price of such Common Stock on the trading date immediately preceding the award of such shares. These restricted stock shares will be issued pursuant to one or more of our existing stock option plans, as such plans may be amended from time to time. These shares will be subject to lapsing rights of repurchase on our part under the applicable plan documents, which repurchase right will entitle us to repurchase the shares for $0.001 per share and which rights will lapse equally on each of the first three anniversaries of the grant date. Such shares will also be subject to the terms and conditions of the option plan under which they are awarded and the execution and delivery of restricted stock agreements relating to such shares. Accordingly, in 2007, each of Messrs. Goodson, Rosen, Evans and Washington received an award of 5,869 restricted shares on April 26, 2007, which was the date selected by the Board of Directors for such grant. Mr. Feshbach’s restricted stock award for 2007 was issued subsequent to April 26, 2007 as a result of an administrative oversight, but will vest according to the same schedule as the other non-employee directors’ restricted shares. Beginning in 2008, the grant date for these restricted stock awards will be the first business day of each calendar year, commencing on January 2, 2008.

Cash Compensation

Each non-employee director receives an annual retainer of $24,000, payable in equal quarterly installments, and a fee of $1,000 for each meeting of the Board of Directors he or she attends in person or by telephone. Each non-employee director also receives an annual retainer of $8,000, payable in equal quarterly installments, for each committee on which such director serves, and an additional $6,000 annual retainer, payable in equal quarterly installments, for each committee of which such director is the chairman.

Directors who are also our employees do not receive any fees or other compensation for service on our Board of Directors or its committees. We reimburse all directors for reasonable out-of-pocket expenses incurred in attending board or committee meetings.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors. All of these executive officers are at-will employees.

Name	Age	Position
John Holowko	43	Chief Financial Officer
David Desjardins	45	Chief Stores Officer

John Holowko served as our Chief Financial Officer from January 2006 until February 2007. Prior to that, Mr. Holowko served as the Senior Vice President of Finance with Alloy, Inc., which he joined in November 2004. Prior to joining Alloy, Inc., Mr. Holowko served as the Chief Accounting Officer and Corporate Controller of Standard Motor Products, Inc., a manufacturer and distributor of replacement parts for motor vehicles in the automotive aftermarket industry, which he joined in August 1999. Prior to August 1999, Mr. Holowko worked for KPMG LLP, an accounting firm, in various managerial roles with experience in the manufacturing, retail and distribution industries.

David Desjardins has served as Chief Stores Officer since February 2005. Prior to that, Mr. Desjardins served as Executive Vice President and Director of Stores and Operations of Cache, Inc., a nationwide, mall-based specialty retailer, since February 2002. From 1999 until joining Cache, Mr. Desjardins served in various managerial capacities at the Limited, Inc., most recently as Vice President of Express and Director of Sales and Operations at The Limited Stores. From 1990 to 1999, Mr. Desjardins held various managerial positions with The Gap. Mr. Desjardins has over 15 years of retail experience.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

The Company’s compensation policy for executive officers is designed to achieve the following objectives:

•	to reward executives consistent with the Company’s annual and long-term performance goals;

•	to recognize individual initiative, leadership and achievement; and

•	to provide competitive compensation that will attract and retain qualified executives, all with a view to enhancing the profitability of the Company and increasing stockholder value.

To achieve these objectives, the Company’s overall compensation program aims to pay its executive officers competitively, consistent with the Company’s growth and their contribution to that growth. Accordingly, the Company relies on programs that provide compensation in the form of both cash and equity. Although the Compensation Committee has not adopted any formal guidelines for allocating total compensation between cash and equity or long-term and current compensation, the Compensation Committee takes into account the overall compensation packages provided by comparable companies, while also considering the balance between providing short-term incentives and long-term parallel investment with stockholders to align the interests of management with stockholders.

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the Company’s executive officers. The Compensation Committee considers the requirements of Section 162(m) of the Internal Revenue Code and its related regulations in determining compensation awards. It is the Compensation Committee’s present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation will be deductible for federal income tax purposes.

Executive Officer Compensation Program

The Compensation Committee has the primary authority to determine and recommend to the Board of Directors the compensation awards available to the Company’s executive officers. The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies which are similarly situated to the Company in terms of industry, size and stage of development and which compete with the Company for prospective employees. To aid the Compensation Committee in making its determination, the Chief Executive Officer provides recommendations to the Compensation Committee regarding the compensation of all executive officers, excluding himself.

The compensation program for executive officers currently consists of three elements: (1) base salary, which is set on an annual basis; (2) annual incentive compensation, in the form of cash bonuses, which is based on achievement of predetermined financial and operational objectives as set forth in the Company’s management incentive plan, as well as individual objectives; and (3) long-term incentive compensation, in the form of stock options granted when the executive officer joins the Company and stock options and/or restricted stock granted periodically thereafter with the objective of aligning the executive officers’ long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period. The Compensation Committee reviews at least annually the elements of compensation for its executive officers. The amount of each compensation element selected for the executive officers is developed on an individual, case-by-case basis utilizing a number of factors, including publicly available data for comparable companies and the Company’s performance and objectives, as well as the Compensation Committee’s determination with respect to each executive’s individual contributions to the Company’s performance and objectives.

In connection with the Spinoff, a total of 2,600,000 shares were reserved for issuance to members of the Company’s senior management through the grant of stock options under the 2005 Plan. Through the fiscal year ended February 3, 2007, options to purchase an aggregate of 2,250,000 shares have been granted to the

Company’s executive officers and remained outstanding as of that date. Any shares remaining from this initial option pool will be allocated as determined by the Compensation Committee, with the input of Mr. Bernard, our Chief Executive Officer, as to the Company’s executive officers other than the Chief Executive Officer. The Compensation Committee believes that equity interests represented by the Company’s stock options should constitute a significant part of the executive officers’ overall compensation in order to appropriately incentivize the Company’s senior management and align their interests with that of the Company’s stockholders. In considering possible future compensation arrangements, which could include changes regarding the term of employment of certain executive officers and/or severance arrangements to be provided to such executive officers, the Compensation Committee will take into account, among other factors, the incentives provided by the executive officers’ respective equity interests and the desire to enhance long-term value for the Company’s stockholders.

Elements of Compensation

Base Salary. Base salaries for executive officers are targeted at competitive market levels for their respective positions, levels of responsibility and experience. In addition to external market data, the Compensation Committee also reviews dELiA*s’ financial performance and individual performance when adjusting base salaries annually.

Bonus Compensation. Bonus compensation is based on the Company’s achievement of predetermined financial, operational and strategic performance objectives. Giving greatest weight to the attainment of financial targets, the Compensation Committee also awards bonuses based on various operational and strategic objectives, such as management efficiency, and the ability to motivate others and build a strong management team, develop and maintain the skills necessary to work in a high-growth company, recognize and pursue new business opportunities and initiate and implement programs to enhance the Company’s growth and successes. The Compensation Committee awards bonuses on an annual basis. The Compensation Committee believes that the payment of annual bonuses in cash provides incentives that are important to retain executive officers and reward them for short-term Company performance.

In respect of the Company’s fiscal year ended February 3, 2007, the Compensation Committee approved the payment, pursuant to the terms of the Company’s 2006 Management Incentive Plan (the “2006 MIP”), of bonus awards to specified executive officers, including Robert E. Bernard, Walter Killough and David Desjardins. The 2006 MIP provided that, in the event the Company achieved a threshold EBITDA level, as defined in the 2006 MIP, for its fiscal year ended February 3, 2007, Mr. Bernard would be entitled to receive a bonus equal to 45% of his $600,000 base salary for fiscal 2006, Mr. Killough would be entitled to receive a bonus equal to 30% of his $375,000 base salary for fiscal 2006 and Mr. Desjardins would be entitled to receive a bonus equal to 15% of his $325,000 base salary for fiscal 2006. Since the Company achieved the required threshold EBITDA level under the 2006 MIP for fiscal 2006, bonuses of $270,000, $112,500 and $48,750 were awarded to Messrs. Bernard, Killough and Desjardins, respectively, from the bonus pool that had been reserved under the 2006 MIP.

On May 22, 2007, the Compensation Committee approved the Company’s 2007 Management Incentive Plan (the “2007 MIP”), which establishes a bonus pool for the payment of cash bonus awards, based upon the Company’s achievement of specified EBIT levels, as defined in the 2007 MIP, for the fiscal year ending February 2, 2008, to specified employees of the Company, including Robert E. Bernard, Walter Killough, David Desjardins and Stephen A. Feldman, the Company’s current Chief Financial Officer. Set forth below are the percentages of base salary each of these executive officers would receive under the 2007 MIP in the event that the Company achieves the indicated EBIT levels, as defined in the 2007 MIP, for its fiscal year ending February 2, 2008:

Name	Threshold EBIT	Target EBIT	Stretch EBIT
Robert E. Bernard	45%	90%	120%
Walter Killough	30%	60%	80%
Stephen A. Feldman	15%	30%	40%
David Desjardins	15%	30%	40%

The threshold, target and stretch EBIT levels have been set at specified amounts in excess of a base EBIT level for fiscal 2007 approved by the Board of Directors. To the extent that the Company’s EBIT for fiscal 2007 exceeds any of the specified levels, the bonus awards payable to each of these executive officers would be subject to proportionate increase. Due to the seasonality of the Company’s business, it is not possible to determine at this time whether the specified EBIT levels will be achieved.

Long-Term Incentive Compensation. The Compensation Committee administers the 2005 Plan, which provides for the grant of both restricted stock and options, on a tax–deferred basis. The 2005 Plan provides that (1) the exercise price of options granted under the 2005 Plan must equal at least 100% of the fair market value of the Common Stock at the time of grant, and (2) the exercise price of awards granted under the 2005 Plan may not be lowered without the approval of the Company’s stockholders.

Long-term incentive compensation, in the form of stock options and restricted stock grants, allows the executive officers to share in the appreciation in the value of the Company’s Common Stock. The Board of Directors believes that the issuance of stock options and restricted stock aligns executive officers’ interests with those of the stockholders, and provides incentives to those executive officers to maximize stockholder value. In addition, the Board of Directors believes that equity ownership by executive officers helps to balance the short-term focus of annual incentive compensation with a longer term view and may help to retain key executive officers.

When establishing grant levels, the Compensation Committee considers general corporate performance, the level of seniority, experience and responsibilities, existing levels of stock ownership, previous grants, vesting schedules of outstanding options and restricted stock, and the current stock price.

It is the standard policy of the Company to make an initial stock option grant to all executive officers at the time they commence employment with the Company, consistent with the number of options granted to executive officers in similarly situated companies at similar levels of seniority. In addition, the Compensation Committee may also make performance-based grants of options and/or restricted stock throughout the year. In making such performance-based grants, individual contributions to the Company’s financial, operational and strategic objectives are considered.

Other Compensation. The Company’s executive officers are entitled to the various benefits offered by the Company to its employees generally, including medical, dental, life, accidental death and dismemberment, and disability insurance, and to participate in the Company’s 401(k) plan for its full-time employees. In addition, under the terms of his employment agreement, Mr. Bernard receives $20,000 per annum for application to a term life insurance policy for the benefit of a beneficiary to be designated by Mr. Bernard.

Summary Compensation Table

The information under this heading summarizes the compensation awarded, paid to or earned by our Chief Executive Officer, Chief Financial Officer and our other most highly compensated executive officers, whom we collectively refer to as our “named executive officers,” for services rendered to the Company during the fiscal year ended February 3, 2007.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Robert E. Bernard Chief Executive Officer	2006	600,000	381,663	270,000	20,000	(3)	1,271,663
Walter Killough Chief Operating Officer	2006	375,000	147,672	112,500	—		635,172
David Desjardins Chief Stores Officer	2006	325,000	89,822	48,750	7,688	(4)	471,260
John Holowko Chief Financial Officer	2006	300,000	28,275	—	5,192	(4)	333,467

(1)	The amount shown in this column represents the dollar amounts recognized for financial statement reporting purposes with respect to option awards, as determined pursuant to FAS No. 123R. A discussion of the assumptions used in calculating these values may be found in footnote 2 to our audited consolidated financial statements beginning on page F-14 of our Annual Report on Form 10-K for the fiscal year ended February 3, 2007.
(2)	Represents bonuses awarded pursuant to the 2006 MIP described under “Compensation Discussion and Analysis” above, which bonuses were earned in 2006 and paid in full in cash in April 2007.
(3)	Represents $20,000 paid to Mr. Bernard to be applied to a term life insurance policy for the benefit of a beneficiary to be designated by Mr. Bernard.
(4)	Represents the amount of the Company match pursuant to the Company’s 401(k) plan.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made by the Company during the fiscal year ended February 3, 2007 to the named executive officers.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Option Awards ($)(1)
David Desjardins	06/16/2006	100,000	8.20	139,073

(1)	The amount shown in this column represents the dollar amounts recognized for financial statement reporting purposes with respect to option awards, as determined pursuant to FAS No. 123R. A discussion of the assumptions used in calculating these values may be found in footnote 2 to our audited consolidated financial statements beginning on page F-14 of our Annual Report on Form 10-K for the fiscal year ended February 3, 2007.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

We have entered into employment agreements with certain of our named executive officers.

On December 6, 2005, we entered into an employment agreement with Mr. Bernard, which became effective on December 19, 2005, providing for Mr. Bernard’s employment as our Chief Executive Officer for a two-year term and for his nomination as a director of the Company during that term. Mr. Bernard’s employment agreement provides for an initial base salary of $600,000 per annum, plus an annual bonus for financial targets achieved and an additional annual bonus at the discretion of our Board of Directors. These bonuses are payable in cash. Mr. Bernard is also entitled to receive the various benefits offered by us from time to time to our employees. We agreed to pay an annual premium of no more than $20,000 for a term life insurance policy for the benefit of a beneficiary designated by Mr. Bernard. In October 2005, Mr. Bernard received options to purchase 1,300,000 shares of our Common Stock. These options have a purchase price per share of $7.43 and expire ten years from the date of grant. Twelve and one-half percent of the options so granted will vest on each of the first eight six-month anniversaries of the effective date of his employment. If we terminate Mr. Bernard’s employment without “cause” (as defined in his employment agreement) on or before the second anniversary of the effective date, we will pay to Mr. Bernard the remaining amount of his base salary payable to him through the second anniversary of the effective date and all of his options will vest. Additionally, if Mr. Bernard resigns or we terminate his employment with or without cause, we may, at our option, elect to pay him an optional payment as follows:

•	an amount equal to his then current base salary, in which case the period during which he agrees not to compete with our business shall be extended for an additional one year period; or

•	an amount equal to one-half of his then current base salary, in which case the period during which he agrees not to compete with our business shall be extended for an additional six (6) months.

On December 6, 2005, we entered into an employment agreement with Mr. Killough, which became effective on December 19, 2005, providing for Mr. Killough’s employment as our Chief Operating Officer for a two-year term and for his nomination as a director of the Company during that term. Mr. Killough’s employment agreement provides for an initial base salary of $375,000 per annum, plus an annual cash bonus if financial targets are attained. Mr. Killough is also entitled to receive the various benefits offered by us from time to time to our employees. In October 2005, Mr. Killough received options to purchase 520,000 shares of our Common Stock. These options have a purchase price per share of $7.43 and expire ten years from the date of grant. Twenty-five percent of the options so granted will vest on each of the first four anniversaries of the effective date of his employment. If we terminate Mr. Killough’s employment without “cause” (as defined in his employment agreement) on or before the second anniversary of the effective date, we will pay to Mr. Killough his base salary for a period of 12 months following his termination and all of his options will vest.

Additionally, we have entered into various employment and severance arrangements with our other named executive officers. These arrangements include the following:

We have agreed, pursuant to the terms of an offer letter with Mr. Desjardins, to employ him as our Chief Stores Officer and pay him an initial annual salary of $325,000 and a target bonus based upon whether we meet or exceed certain financial measures, along with individual performance considerations. The bonus has no cap. Mr. Desjardins is also entitled to receive the various benefits offered by us from time to time to our employees. In October 2005, Mr. Desjardins received options to purchase 100,000 shares of our Common Stock. These options have a purchase price per share of $7.43 and expire ten years from the date of grant. Twenty-five percent of the options so granted will vest on each of the first four anniversaries of the Spinoff. The Compensation Committee awarded Mr. Desjardins options to purchase an additional 100,000 shares of our Common Stock in June 2006 at a purchase price of $8.20 per share, vesting in equal annual installments on each of the first four anniversaries of the grant date and expiring ten years from the grant date. In addition, we agreed with Mr. Desjardins that (1) if we complete a sale of all or substantially all of our assets and (2) the acquiring company terminates his employment within 12 months of the sale, he will be entitled to one year’s base salary plus payment of all premiums for continuation of medical and dental insurance for one year. Furthermore, if we terminate Mr. Desjardins’ employment with us other than for “cause” (as defined in his offer letter) at any time prior to February 14, 2007, he is entitled to his base salary plus payment of all premiums for continuation of medical and dental insurance for one year after the date of such termination.

We agreed, pursuant to the terms of an offer letter with Mr. Holowko, to employ him as our Chief Financial Officer and pay him an initial annual salary of $300,000 and a target bonus based upon whether we meet or exceed certain financial measures, along with individual performance considerations. The bonus has no cap. Mr. Holowko would also be entitled to receive the various benefits offered by us from time to time to our employees. In October 2005, Mr. Holowko received options to purchase 100,000 shares of our Common Stock. These options have a purchase price per share of $7.43 and expire ten years from the date of grant. Twenty-five percent of the options so granted vest on each of the first four anniversaries of the date of grant. In addition, we agreed that if we terminated Mr. Holowko’s employment with us other than for “cause” (as defined in his offer letter), he would be entitled to his base salary plus payment of all premiums for continuation of medical and dental insurance for six months after the date of such termination. Mr. Holowko’s employment as Chief Financial Officer terminated in February 2007. Accordingly, he is currently receiving the severance payments provided in his offer letter and his unvested stock options were forfeited.

Potential Payments Upon Termination or Change-in-Control

As discussed above, each of the named executive officers is entitled to receive specified severance payments and benefits if his employment is terminated without cause, and Mr. Desjardins is entitled to receive one year’s base salary plus payment of all premiums for continuation of medical and dental insurance for one year (1) if we complete a sale of all or substantially all of our assets and (2) the acquiring company terminates his employment within 12 months of the sale.

The following table sets forth the estimated amounts that would have been payable to each of the named executive officers upon a termination of his employment without cause on February 2, 2007, the last business day of the Company’s 2006 fiscal year, and, in the case of Mr. Desjardins, a termination on that date following a sale of all or substantially all of the Company’s assets. These numbers are subject to change as provided in the named executive officers’ employment agreements or offer letters.

	Change in Control			Termination Without Cause
Name	Cash Amount(1)	Equity Amount(2)	Total	Cash Amount(3)	Equity Amount(4)	Total
Robert E. Bernard	—	—	—	$526,028	$5,331,449	$5,857,477
Walter Killough	—	—	—	$375,000	$2,358,192	$2,733,192
David Desjardins	$329,323	$113,809	$443,132	$329,323	$113,809	$443,132
John Holowko	—	—	—	$156,484	$117,175	$273,659

(1)	Represents Mr. Desjardins’ maximum cash severance amount, calculated pursuant to the terms of his offer letter, providing for one year’s base salary plus payment of all premiums for continuation of medical and dental insurance for one year, payable in bi-weekly installments.
(2)	Assumes the exercise of vested stock options on the date of termination, based upon the closing price of the Common Stock of $10.68 on February 2, 2007.
(3)	Represents the maximum cash severance amount for each of the named executive officers, calculated pursuant to the terms of their respective employment agreements or offer letters, and includes payment of premiums for continuation of medical and dental insurance for Messrs. Desjardins and Holowko for one year and six months, respectively, after termination. In addition, Mr. Bernard’s employment agreement provides that if he resigns or we terminate his employment with or without cause, we may, at our option, elect to pay him the following optional payments:

•

an amount equal to this then current base salary ($600,000 based upon a February 2, 2007 termination), in which case the period during which he agrees not to compete with our business will be extended for an additional one-year period; or

•

an amount equal to one-half his then current base salary ($300,000 based upon a February 2, 2007 termination), in which case the period during which he agrees not to compete with our business will be extended for an additional six months.

(4)	In the case of Messrs. Bernard and Killough, assumes the accelerated vesting, pursuant to their respective employment agreements, and exercise of all outstanding stock options. In the case of Messrs. Desjardins and Holowko, assumes the exercise of only those stock options that have vested on the date of termination. Based upon the closing price of the Common Stock of $10.68 on February 2, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards of each of the named executive officers as of February 3, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Robert E. Bernard	161,290	(1)	—	(1)	5.18	10/27/2013
	20,161	(2)	60,484	(2)	7.96	03/07/2015
	325,000	(3)	975,000	(3)	7.43	10/28/2015
Walter Killough	60,483	(4)	20,162	(4)	5.18	10/27/2013
	9,677	(5)	9,678	(5)	4.74	11/01/2014
	10,080	(6)	30,242	(6)	7.96	03/07/2015
	130,000	(7)	390,000	(7)	7.43	10/28/2015
David Desjardins	10,080	(8)	30,243	(8)	7.45	02/14/2015
	25,000	(9)	75,000	(9)	7.43	10/28/2015
	—	(10)	100,000	(10)	8.20	06/16/2016
John Holowko	6,048	(11)	6,049	(11)	4.74	10/31/2014
	25,000	(12)	75,000	(12)	7.43	10/28/2015

(1)	Options vested upon consummation of the Spinoff.
(2)	Options vest in four equal annual installments beginning on March 7, 2006.
(3)	Options vest in eight equal semi-annual installments beginning on June 19, 2006.
(4)	Options vest in four equal annual installments beginning on October 27, 2004.
(5)	Options vest in four equal annual installments beginning on November 1, 2005.
(6)	Options vest in four equal annual installments beginning on March 7, 2006.
(7)	Options vest in four equal annual installments beginning on December 19, 2006.
(8)	Options vest in four equal annual installments beginning on February 14, 2006.
(9)	Options vest in four equal annual installments beginning on December 19, 2006.
(10)	Options vest in four equal annual installments beginning on June 16, 2007.
(11)	Options vest in four equal annual installments beginning on November 1, 2005.
(12)	Options vest in four equal annual installments beginning on October 28, 2006.

Equity Compensation Plan Information

The following table contains information about our Common Stock that may be issued upon the exercise of options, warrants or rights under all of our equity compensation plans as of February 3, 2007.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (A)) (C)
Equity Compensation Plans Approved by Stockholders (1)	5,857,335	$9.18	2,123,785
Equity Compensation Plans Not Approved by Stockholders (2)	—	—	—
Total	5,857,335	$9.18	2,123,785

(1)	The 2005 Plan was approved prior to the Spinoff by Alloy, Inc., our sole stockholder at the time. Under the 2005 Plan, a maximum of 8,400,000 shares of our Common Stock may be subject to grants of options or awards of restricted stock to certain of our officers, directors and employees. Options granted under the 2005 Plan will be either non-qualified options, which do not satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, or incentive stock options, which do satisfy such requirements. No person may be granted options or restricted stock awards under the 2005 Plan for more than 1,500,000 shares of our Common Stock in any one-year period. Shares of Common Stock covered by options that terminate or are canceled prior to exercise and shares of restricted stock that are returned to us will again be available for grants of options and awards of restricted stock. Also, if the option price or any applicable tax withholding obligation payable upon exercise of an option is satisfied by the tender or withholding of shares of Common Stock, the number of shares so tendered or withheld will be eligible for grants of options and awards of restricted stock under the 2005 Plan. The option price for stock options may not be less than 100% of the fair market value of our Common Stock at the time of grant
(2)	The Company has no equity compensation plans that have not been approved by stockholders.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this Proxy Statement, with management. Based on this review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Gene Washington

Peter D. Goodson

Scott M. Rosen

REPORT OF THE AUDIT COMMITTEE

The Audit Committee, which consists entirely of non-employee directors who meet the independence and experience requirements set forth in the NASDAQ Marketplace Rules, has furnished the following report on Audit Committee matters:

The Audit Committee acts pursuant to a written charter which was adopted by the Board of Directors of the Company on December 5, 2005. The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its audit process. In addition, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of BDO Seidman, LLP (“BDO”), our independent registered public accountants for the fiscal year ended February 3, 2007. The Audit Committee has reviewed and discussed with management and BDO the audited financial statements of the Company for the fiscal year ended February 3, 2007 and management’s assessment of the effectiveness of the Company’s disclosure controls and procedures. In addition, the Audit Committee has discussed with BDO the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented. The Audit Committee has also received written disclosures and a letter from BDO regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with BDO the independence of that firm. In addition, the Audit Committee (i) discussed with BDO the qualifications of the partners and managers assigned to the Company’s audit, (ii) reviewed with BDO the quality control system for the U.S. accounting and audit practice to provide reasonable assurance that the audit was conducted in compliance with professional standards, and (iii) confirmed with BDO that there was appropriate continuity of personnel working on audits and availability of national office consultation.

Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10–K for the fiscal year ended February 3, 2007.

The Audit Committee

Carter S. Evans

Peter D. Goodson

Scott M. Rosen

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee reviews and approves in advance all related party transactions. These include any transactions involving the Company and any director, nominee for director, executive officer, greater than 5% beneficial owner or any immediate family member of any such person. It is the Company’s intention that any such transactions will be on terms no less favorable to it than it could obtain from unaffiliated third parties.

Backstop Agreement with MLF Investments, LLC

In connection with our rights offering, which we completed in February 2006, we entered into a Standby Purchase Agreement (the “Backstop Agreement”), dated as of September 7, 2005, with Alloy, Inc. and MLF Investments, LLC (“MLF”), which is controlled by the Chairman of our Board of Directors, Matthew L. Feshbach. As of May 1, 2007, MLF was the beneficial owner of approximately 17.9% of our outstanding Common Stock. Pursuant to the Backstop Agreement, MLF agreed to, either directly or through one or more of its affiliated investment funds (the “MLF Funds”), exercise its pro rata share of the rights issued as part of the rights offering and to backstop the rights offering. The closing of the transactions contemplated by the Backstop Agreement was held on February 23, 2006.

Pursuant to the Backstop Agreement, MLF, either directly or through one or more of the MLF Funds, exercised its pro rata share of the rights issued as part of the rights offering and purchased an additional 651,220 shares of our Common Stock, which represented all of the shares that remained unsold after the expiration of the rights offering. MLF purchased these additional shares at the same $7.43 per share subscription price paid by other stockholders in the rights offering. As compensation for its agreement to backstop the rights offering, MLF received a non-refundable fee for $50,000 and we issued to MLF a warrant (the “MLF Warrant”) to purchase 215,343 shares of our Common Stock at an exercise price of $7.43 per share.

In connection with the Backstop Agreement, we also entered into a registration rights agreement with MLF under which we agreed, at our expense, to file with the SEC one or more registration statements covering the resale of the shares of Common Stock purchased by MLF or the MLF Funds in the rights offering and the shares issuable upon exercise of the MLF Warrant. We agreed in the registration rights agreement to bear all expenses of the registration of the shares of Common Stock purchased by MLF and the MLF Funds or issuable upon exercise of the MLF Warrant, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws. The selling stockholders in such registration will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, or the selling stockholders will be entitled to contribution to the extent we are unable to provide such indemnification. We will be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders for use in the prospectus prepared in connection with any such registration, and we will be entitled to contribution to the extent they are unable to provide such indemnification.

Agreements with Alloy, Inc.

Prior to the Spinoff, we and Alloy, Inc. entered into certain agreements that define our ongoing relationships after the Spinoff and allocate tax, employee benefits and certain other liabilities and obligations arising from periods prior to the Spinoff. Matthew L. Feshbach served as a director of Alloy, Inc., and beneficially owned in excess of 10% of Alloy, Inc.’s outstanding common stock, until December 2006. These agreements are summarized below.

Distribution Agreement. We entered into a distribution agreement with Alloy, Inc. providing for, among other things, the corporate transactions required to effect the Spinoff, the terms of and conditions to the Spinoff and other arrangements relating to the Spinoff. The distribution agreement also provides for certain mutual obligations in connection with the Spinoff, including indemnification obligations.

Tax Separation Agreement. We entered into a tax separation agreement with Alloy, Inc. in order to allocate the responsibilities for the payment of taxes for the pre-Spinoff periods arising out of certain tax matters. In addition, pursuant to the agreement, we agreed that we will not liquidate, dispose of a certain level of our assets within two years of the Spinoff, or take any other action which would cause the Spinoff to fail to qualify as a tax-free transaction, subject to specified exceptions. In addition, we also agreed, in certain circumstances, to indemnify Alloy, Inc. against any tax liability that is incurred as a result of the failure of the Spinoff to qualify as a tax-free transaction. The agreement allocates responsibilities for certain miscellaneous matters such as the filing of tax returns, maintenance of records, and procedures for handling certain audits and examinations.

Trademark and Service Mark Agreements. Alloy, Inc. entered into an agreement with us pursuant to which Alloy, Inc. agreed to transfer to us rights in and to certain trademarks and service marks used exclusively in our business. With respect to certain Alloy and CCS trademarks and service marks covering goods and services applicable to both of our businesses, we agreed with Alloy, Inc. that we and Alloy, Inc. will be joint owners by assignment of those marks. We and Alloy, Inc. have filed instruments with the United States Patent and Trademark Office (the “PTO”) to request that the PTO divide these jointly owned marks between us such that we each would own the registrations for those trademarks for the registration classes covering the goods and services applicable to our respective businesses. We have agreed to negotiate in good faith with Alloy, Inc. regarding the terms of use of such jointly owned marks if the PTO denies our request to divide these marks.

Information Technology and Intellectual Property Agreement. We have entered into the following agreements with Alloy, Inc. pursuant to which we paid Alloy, Inc. an aggregate of $1.1 million in fees during the fiscal year ended February 3, 2007:

Managed Services Agreement—Pursuant to a managed services agreement, Alloy, Inc. provided us with website hosting, data communication management, security and other managed services in support of our e-commerce webpages and applications.

Application Software License Agreement—Alloy, Inc. licensed to us the right to use its proprietary e-commerce software.

Professional Services Agreement—Alloy, Inc. provides us with software license support services.

Database Data Transfer Agreement—Alloy and we jointly own all data (excluding credit card data) collected through any dELiA*s, Alloy or CCS data source prior to the Spinoff, subject to certain restrictions.

Media Services Agreement. We have entered into a media services agreement with Alloy, Inc. pursuant to which Alloy, Inc. has been appointed as our exclusive sales agent for the purpose of providing the following media and marketing-related services to us for an initial three-year term: internet advertising, catalog advertisements and insertions, sampling, and database collection and marketing. We recorded approximately $1.0 million of advertising revenues related to this agreement during the fiscal year ended February 3, 2007.

OCM Call Center Agreement. Prior to the Spinoff, we and Alloy, Inc. entered into an agreement pursuant to which we will continue to provide certain call center services to On Campus Marketing, LLC, Collegiate Carpets, LLC and Carepackages, LLC, which are indirect subsidiaries of Alloy, Inc. The term of the agreement is one year with automatic renewal for successive one-year terms. As compensation for the call center services, OCM is responsible for 105% of their proportionate share of all variable costs and a management fee of $7,000 per month. We received fees of $540,000 under this agreement during the fiscal year ended February 3, 2007.

As of February 3, 2007, all of the above agreements were in effect except for the portion of the Professional Services Agreement relating to the provision of database services, which terminated effective November 30, 2006. In addition, the Managed Services Agreement was terminated effective May 31, 2007.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

Proposal 1:	Elect Six Members To Our Board Of Directors.

On May 22, 2007, our Board of Directors, on the recommendation of the Corporate Governance and Nominating Committee, nominated each of Matthew L. Feshbach, Robert E. Bernard, Walter Killough, Carter S. Evans, Scott M. Rosen and Gene Washington for re–election at the Annual Meeting. If they are re–elected, they will serve on our Board of Directors until the 2008 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Unless authority to vote for any of the nominees named below is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Messrs. Feshbach, Bernard, Killough, Evans, Rosen and Washington. If any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

The affirmative vote of a plurality of the shares voted at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION OF MATTHEW L. FESHBACH, ROBERT E. BERNARD, WALTER KILLOUGH, CARTER S. EVANS, SCOTT M. ROSEN AND GENE WASHINGTON AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Proposal 2:	Ratify The Appointment Of BDO Seidman, LLP As Our Independent Registered Public Accountants For The Fiscal Year Ending February 2, 2008.

We are asking you to ratify the Audit Committee’s selection of BDO Seidman, LLP (“BDO”), certified registered public accountants, as our independent registered public accountants for the fiscal year ending February 2, 2008.

INDEPENDENT AUDITORS

Audit Fees

The fees billed for professional accounting services rendered by BDO for the fiscal years ended February 3, 2007 and January 28, 2006 are as follows:

	Fiscal Year Ended
	February 3, 2007	January 28, 2006 (1)
Audit Fees	$500,000	$158,090
Audit Related Fees	—	11,800
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$500,000	$169,890

(1)	In addition to the amounts listed in the column below, which we paid directly to BDO after the Spinoff, we also paid a total of $427,000 to reimburse Alloy, Inc. for audit fees and audit related fees incurred prior to the Spinoff.

In the above table, in accordance with the SEC definitions and rules, “audit fees” are fees billed to the Company for professional services for the audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K and review of financial statements included in Quarterly Reports on Form 10-Q; for the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; for the attestation of management’s report on the effectiveness of internal control over financial reporting; and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. “Audit-related fees” are billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting. “Tax fees” are fees for federal and local tax compliance, tax advice, and tax planning and advisory services.

Policy of Audit Committee on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The independent auditors and management are required to report periodically to the Audit Committee concerning the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Percentage of Audit Services Pre-Approved

During the fiscal year ended February 3, 2007, 100% of all audit and permissible non-audit services were pre-approved by the Audit Committee.

Ratification of Selected Auditors

We are submitting this proposal to you because we believe that such action follows sound corporate practice. The Audit Committee has appointed BDO as the Company’s independent registered public accountants for the year ending February 2, 2008, subject to stockholder ratification. The Audit Committee has reviewed BDO’s independence from the Company as described in the “Report of the Audit Committee.” If you do not ratify the selection of BDO as independent registered public accountants, the Audit Committee will consider selecting other independent registered public accountants. However, even if you ratify the selection, the Audit Committee may still appoint new independent registered public accountants at any time during the next fiscal year if it believes that such a change will be in the best interests of dELiA*s and our stockholders.

We expect a representative of BDO to be present at the Annual Meeting and such representative will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.

The affirmative vote of a majority of the shares voted at the Annual Meeting is required to ratify the appointment of the independent registered public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Proposal 3:    Approve the dELiA*s, Inc. Amended and Restated 2005 Stock Incentive Plan.

We are requesting that you vote in favor of approving the dELiA*s, Inc. Amended and Restated 2005 Stock Incentive Plan (the “Plan”). Since the initial adoption of the 2005 Plan, which was approved prior to the Spinoff by Alloy, Inc., our sole stockholder at the time, our Board of Directors, on May 22, 2007, approved certain amendments to, among other things, reflect recent changes in applicable federal tax laws. These amendments do not constitute material amendments under the NASDAQ Marketplace Rules.

The Plan is being submitted to you for approval at this time in order to ensure the Company’s continued eligibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to receive a federal income tax deduction for the compensation received by certain of our executive officers under the Plan attributable to the exercise of stock options that may be granted in the future.

The following is a brief summary of the Plan. This summary is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

Purpose

The purpose of the Plan is to attract and retain persons eligible to participate in the Plan, including officers, employee and directors of the Company and consultants and advisors providing services to the Company; motivate participants to achieve long-term Company goals; and further align participants’ interests with those of the Company’s other stockholders.

Administration; Eligibility

The Plan is administered by the Compensation Committee. The Compensation Committee has the authority, subject to the terms of the Plan, among other things:

•	to select the officers, employees, directors, consultants and advisors to whom awards may be granted;

•	to determine whether and to what extent stock options, stock appreciation rights, restricted stock awards or any combination thereof are to be granted;

•	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted under the Plan; and

•	subject to the terms of the Plan, to modify, amend or adjust the terms and conditions of any award.

Stock Subject to the Plan

A total of 8,400,000 shares of Common Stock are subject to the Plan. The maximum number of shares that may be covered by stock options, stock appreciation rights and restricted stock awards, in the aggregate, granted to any one individual during any calendar year is 1,500,000 shares. No award may be granted under the Plan on or after October 20, 2015.

As of May 18, 2007, (i) options to purchase an aggregate of 5,968,688 shares of Common Stock and (ii) 54,726 shares of restricted stock were outstanding under the Plan, and 2,376,586 shares of Common Stock were available for grant under the terms of the Plan.

Stock Options

Stock options may be granted alone or in addition to other awards under the Plan and may be of two types: incentive stock options and non-qualified stock options. Incentive stock options may be granted only to employees of the Company. Stock options granted under the Plan are subject to the following terms and conditions and will contain such additional terms and conditions as the Compensation Committee deems desirable:

•

Exercise Price. The exercise price per share of Common Stock purchasable under a stock option is determined by the Compensation Committee, but may not be less than fair market value, as determined by the Compensation Committee in accordance with applicable tax laws. If the stock option is intended to qualify as an incentive stock option, the exercise price per share may not be less than the fair market value per share on the date the stock option is granted, or if granted to an individual who is a 10% stockholder of the Company, not less than 110% of such fair market value per share.

•

Option Term. The term of each stock option is fixed by the Compensation Committee, but no incentive stock option may be exercisable more than 10 years (or five years in the case of an individual who is a 10% stockholder) after the date the incentive stock option is granted.

•

Exercisability. Except as otherwise provided in the Plan, stock options will be exercisable at such time or times, and subject to such terms and conditions, as determined by the Compensation Committee. If the Compensation Committee provides that any stock option is exercisable only in installments, the Compensation Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Compensation Committee may determine. In addition, the Compensation Committee may at any time, in whole or in part, accelerate the exercisability of any stock option.

•

Method of Exercise. As determined by the Compensation Committee, in its sole discretion, at or after grant, payment in full or in part of the exercise price may be made at the election of the optionee (1) in the form of Common Stock owned by the optionee (based on the fair market value of the Common Stock on the date the stock option is exercised) which is not the subject of any pledge or security interest, (2) in the form of shares of Common Stock withheld by the Company from the shares of Common Stock otherwise to be received, with such withheld shares of Common Stock having a fair market value on the date of exercise equal to the exercise price of the option, or (3) by a combination of the foregoing.

•

Transferability of Stock Options. Except as otherwise provided in the applicable option agreement, a stock option is not transferable except by will or the laws of descent and distribution. A stock option is exercisable, during the optionee’s lifetime, only by the optionee or by the guardian or legal representative of the optionee.

•

Termination by Death. Unless otherwise provided in the applicable option agreement, if an optionee’s employment or provision of services terminates by reason of death, any stock option held by the optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Compensation Committee may determine, for a period of 12 months from the date of death or until the expiration of the stated term of such stock option, whichever period is shorter.

•

Termination by Reason of Disability. Unless otherwise provided in the applicable option agreement, if an optionee’s employment or provision of services terminates by reason of disability, any stock option held by the optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Compensation Committee may determine, for a period of three months from the date of termination of employment or provision of services or until the expiration of the stated term of such stock option, whichever period is shorter. If the optionee dies within that period, then, notwithstanding the expiration of that period, an unexercised stock option held by the optionee will continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of death or until the expiration of the stated term of such stock option, whichever period is shorter.

•

Termination by Reason of Retirement. Unless otherwise provided in the applicable option agreement, if an optionee’s employment or provision of services terminates by reason of retirement, any stock option held by the optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of retirement, or on such accelerated basis as the Compensation Committee may determine, for a period of three months from the date of such termination of employment or provision of services or until the expiration of the stated term of such stock option, whichever period is shorter. If the optionee dies within that period, then, notwithstanding the expiration of that period, an unexercised stock option held by the optionee will continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of death or until the expiration of the stated term of such stock option, whichever period is shorter.

•

Other Termination. Unless otherwise provided in the applicable option agreement, if an optionee’s employment or provision of services terminates for any reason other than death, disability or retirement, any stock option held by the optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Compensation Committee may determine, for a period of 30 days from the date of such termination of employment or provision of services or until the expiration of the stated term of such stock option, whichever period is shorter. If, however, such termination of employment or provision of services is involuntary on the part of the optionee and without cause, such stock option, to the extent then exercisable, or on such accelerated basis as the Compensation Committee may determine, may be exercised for the lesser of 90 days from the date of such termination of employment or provision of services or the remainder of such stock option’s term. If the optionee dies within that period, then, notwithstanding the expiration of that period, an unexercised stock option held by the optionee will continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of death or until the expiration of the stated term of such stock option, whichever period is shorter.

Restricted Stock Awards

Restricted stock awards may be directly issued under the Plan, subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as the Compensation Committee determines. Restricted stock awards may be issued which are fully and immediately vested upon issuance or which vest in one or more installments over the participant’s period of employment or other service to the Company or upon the attainment of specified performance objectives, or the Company may issue restricted stock awards which entitle the participant to receive a specified number of vested shares of Common Stock upon the attainment of one or more performance goals or service requirements established by the Compensation Committee. A restricted stock award may be issued in exchange for any consideration which the Compensation Committee deems appropriate, including cash or cash equivalents, past services rendered or future services to be rendered.

Stock Appreciation Rights

The Plan also authorizes the grant of stock appreciation rights, which may be granted either on a stand-alone basis or in conjunction with all or part of any stock option granted under the Plan. Stock appreciation rights will be subject to such terms and conditions as determined by the Compensation Committee and as provided in the Plan.

Adjustments

In the event of a stock split, combination or distribution with respect to the Common Stock, the number of shares of Common Stock subject to outstanding stock options and restricted stock awards may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the per share purchase price to reflect such events.

If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise, the Compensation Committee or the board of directors of any entity assuming the obligations of the Company under the Plan will, as to outstanding stock options and restricted stock awards, either (1) make appropriate provision for the continuation of such options and restricted stock awards by substituting on an equitable basis for the shares then subject to such options and restricted stock awards either the consideration payable with respect to the outstanding shares of Common Stock in connection with the acquisition or securities of any successor or acquiring entity; or (2) upon written notice to the participants, provide that all options must be exercised and all stock awards must be accepted, within a specified number of days of the date of such notice, at the end of which period the options, and the offer of the restricted stock awards, will terminate; or (3) terminate all options and restricted stock awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options and restricted stock awards over the exercise or purchase price thereof, if any. In addition, in the event of an acquisition, the Compensation Committee may waive any or all Company repurchase rights with respect to outstanding restricted stock awards.

In the event of a recapitalization or reorganization of the Company pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a participant upon exercising an option or accepting a restricted stock award will be entitled to receive for the purchase price paid upon such exercise the securities which would have been received if such stock right had been exercised or accepted prior to such recapitalization or reorganization.

The Compensation Committee may refrain from making the foregoing adjustments if any such adjustment would constitute a modification of an incentive stock option (as defined in Section 424(h) of the Code) or could result in adverse tax consequences to the optionee under Section 409A of the Code.

Amendments

The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation may be made which would adversely affect the rights of a participant under an award previously granted without the participant’s consent, except in limited circumstances. No amendment to the Plan may be made without the approval of the Company’s stockholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the Common Stock is listed.

The Compensation Committee may amend the terms of any stock option or other award previously granted, prospectively or retroactively, but no such amendment may adversely affect the rights of the holder thereof without the holder’s consent.

Taxes

The participant is required pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld, by no later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any award under the Plan. Unless otherwise determined by the Compensation Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan are conditional on such payment or arrangements, and the Company, to the extent permitted by law, has the right to deduct any such taxes from any payment otherwise due to the participant. The Compensation Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations with Common Stock.

Federal Income Tax Consequences

Incentive Stock Options

Options that are granted under the Plan and that are intended to qualify as incentive options must comply with the requirements of Section 422 of the Code. An option holder is not taxed upon the grant or exercise of an incentive option; however, the difference between the fair market value of the shares on the exercise date will be an item of adjustment for purposes of the alternative minimum tax. If an option holder holds the shares acquired upon the exercise of an incentive option for at least two years following the date of the grant of the option and at least one year following the exercise of the option, the option holder’s gain, if any, upon a subsequent disposition of such shares will be treated as long-term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the option holder’s basis in the shares (which generally would equal the exercise price). If the option holder disposes of shares acquired pursuant to exercise of an incentive option before satisfying the one-and-two year holding periods described above, the option holder may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the option holder’s adjusted basis in the shares (generally the option exercise price); or (ii) the difference between the fair market value of the shares on the exercise date and the option price. The balance of the consideration received on such disposition will be long-term capital gain if the shares had been held for at least one year following exercise of the incentive option.

The Company is not entitled to an income tax deduction on the grant or the exercise of an incentive option or on the option holder’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will generally be entitled to an income tax deduction in the year the option holder disposes of the shares, in an amount equal to the ordinary income recognized by the option holder, subject to limitations imposed by Section 162(m) of the Code.

Nonqualified Options

In the case of a nonqualified option, an option holder is not taxed on the grant of such option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of the exercise. The Company is generally entitled to an income tax deduction in the year of exercise in the amount of the ordinary income recognized by the option holder, subject to limitations imposed by Section 162(m) of the Code. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following the exercise. The Company does not receive an income tax deduction for this gain.

Restricted Stock

A recipient of restricted stock will not have taxable income upon grant, but will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares. A recipient of restricted stock may instead, however, elect to be taxed at the time of grant. The Company is generally entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to limitations imposed by Section 162(m) of the Code.

Stock Appreciation Rights

A recipient of a stock appreciation right will not have taxable income upon grant, but will recognize ordinary income upon exercise equal to the cash or fair market value of any stock received. The Company is generally entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to limitations imposed by Section 162(m) of the Code.

New Plan Benefits

Benefits under the Plan to the named executive officers and the Company’s non-employee directors and other employees are not currently determinable because all grants under the Plan are discretionary. All grants under the Plan have been and will be made in consideration of services rendered or to be rendered by the recipients to the Company or any of its subsidiaries.

The following table sets forth certain information as to options to purchase shares of Common Stock under the Plan that the named executive officers, non-employee directors and other employees received in the fiscal year ended February 3, 2007.

Name and Position	Number of Options
Robert E. Bernard Chief Executive Officer	—
Walter Killough Chief Operating Officer	—
David Desjardins Chief Stores Officer	100,000
John Holowko Chief Financial Officer	—
Non-Executive Director Group	10,000
Non-Executive Officer Employee Group	348,800

The affirmative vote of a majority of the shares voted at the Annual Meeting is required to approve the dELiA*s, Inc. Amended and Restated 2005 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE dELiA*s, INC. AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than 10% of our Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock and other equity securities. Our officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended February 3, 2007, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that each of Messrs. Evans and Holowko did not timely file his Initial Statement of Beneficial Ownership on Form 3 and each of Messrs. Bernard and Feshbach did not timely file one Statement of Changes in Beneficial Ownership on Form 4.

Information About Stockholder Proposals

To be considered for inclusion in our Proxy Statement relating to the 2008 Annual Meeting of Stockholders, stockholder proposals must be received no later than February 4, 2008. To be considered for presentation at such meeting, although not included in our Proxy Statement, proposals must comply with our By-Laws and must be received no earlier than March 21, 2008 and no later than April 21, 2008. All stockholder proposals should be marked for the attention of Secretary, dELiA*s, Inc., 50 West 23rd Street, New York, New York 10010.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE.

By Order of the Board of Directors

Stephen A. Feldman

Secretary

New York, New York

June 1, 2007

Exhibit A

dELiA*s, Inc.

AMENDED AND RESTATED

2005 STOCK INCENTIVE PLAN

dELiA*s, Inc.

AMENDED AND RESTATED

2005 STOCK INCENTIVE PLAN

1.	ESTABLISHMENT AND PURPOSE.

The dELiA*s, Inc. 2005 Stock Incentive Plan (the “Plan”) is established by dELiA*s, Inc. (the “Company”) to attract and retain persons eligible to participate in the Plan; motivate Participants to achieve long-term Company goals; and further align Participants’ interests with those of the Company’s other stockholders. The Plan is adopted as of October 20, 2005. Unless the Plan is discontinued earlier by the Board as provided herein, no Award shall be granted hereunder on or after the date 10 years after the Effective Date.

Certain terms used herein are defined as set forth in Section 9.

2.	ADMINISTRATION; ELIGIBILITY.

The Plan shall be administered by a Committee as defined herein; provided, however, that, if at any time no Committee shall be in office, the Plan shall be administered by the Board. The Plan may be administered by different Committees with respect to different groups of Eligible Individuals. As used herein, the term “Administrator” means the Board or any of its Committees as shall be administering the Plan.

The Administrator shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Participation shall be limited to such persons as are selected by the Administrator. Awards may be granted as alternatives to, in exchange or substitution for, or replacement of, Awards outstanding under the Plan or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). The provisions of Awards need not be the same with respect to each Participant.

Among other things, the Administrator shall have the authority, subject to the terms of the Plan:

(a)	to select the Eligible Individuals to whom Awards may from time to time be granted;

(b)	to determine whether and to what extent Stock Options, Stock Appreciation Rights, Stock Awards or any combination thereof are to be granted hereunder;

(c)	to determine the number of shares of Stock to be covered by each Award granted hereunder;

(d)	to approve forms of agreement for use under the Plan;

(e)	to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or forfeiture waiver and any right of repurchase, right of first refusal or other transfer restriction regarding any Award and the shares of Stock relating thereto, based on such factors or criteria as the Administrator shall determine);

(f)	subject to Section 8(a), to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to (i) performance goals and targets applicable to performance-based Awards pursuant to the terms of the Plan and (ii) extension of the post-termination exercisability period of Stock Options;

(g)	to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred;

(h)	to determine Fair Market Value; and

(i)	to determine the type and amount of consideration to be received by the Company for any Stock Award issued under Section 6.

The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3, the rules of the principal stock exchange automated quotation system on which the Company’s Stock is listed for trading (the “Principal Exchange”), and the applicable provisions of Section 162(m) of the Code. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, jurisdictions outside of the United States to comply with applicable tax and securities laws of those jurisdictions. If and to the extent applicable, this Plan is intended to comply with Section 162(m) of the Code (where such treatment is intended) and the applicable requirements of Rule 16b-3 and the Principal Exchange and shall be limited, construed and interpreted in a manner so as to comply therewith.

Except to the extent prohibited by applicable law or, if the Administrator is the Committee, by resolution of the Board, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator or, if the Administrator is the Committee, by resolution of the Board, at any time. The Administrator may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Administrator.

Any determination made by the Administrator or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Administrator or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Administrator or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

The Administrator may designate employees of the Company and professional advisors to assist the Administrator in the administration of the Plan and may grant authority to employees of such advisors to execute agreements or other documents on behalf of the Administrator.

The Administrator may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Administrator or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Administrator, its members and any person designated pursuant to the above paragraphs shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Administrator or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Administrator or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification of the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

3.	STOCK SUBJECT TO PLAN.

Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock which may be delivered under the Plan shall not exceed 8,400,000 shares.

Except as may be provided by Section 162(m) of the Code, to the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary thereof because the Award expires, is forfeited, canceled or otherwise terminated, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

Subject to adjustment as provided in this Section 3, the maximum number of shares that may be covered by Stock Options, Stock Appreciation Rights and Stock Awards, in the aggregate, granted to any one Participant during any calendar year shall be 1,500,000 shares.

Except as may be provided by Sections 409A and 422 of the Code, upon any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Administrator may make such substitution or adjustments in the (A) number and kind of shares that may be delivered under the Plan, (B) additional maximums imposed in the immediately preceding paragraph, (C) number and kind of shares subject to outstanding Awards, (D) exercise price of outstanding Stock Options and Stock Appreciation Rights and (E) other characteristics or terms of the Awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event; provided, however, that the number of shares subject to any Award shall always be a whole number.

4.	STOCK OPTIONS.

Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

The Administrator shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries. To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify or continue to qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Incentive Stock Options may be granted only within 10 years from the date the Plan is adopted, or the date the Plan is approved by the Company’s stockholders, whichever is earlier.

Stock Options shall be evidenced by option agreements, each in a form approved by the Administrator. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur as of the date the Administrator determines.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Optionee affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company) exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

Stock Options granted under this Section 4 shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Administrator shall deem desirable:

(a)	Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Administrator, but may not be less than Fair Market Value. If the Stock Option is intended to qualify as an Incentive Stock Option, the exercise price per share shall be not less than the Fair Market Value per share on the date the Stock Option is granted, or if granted to an individual who is a Ten Percent Holder, not less than 110% of such Fair Market Value per share.

(b)	Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than 10 years (or five years in the case of an individual who is a Ten Percent Holder) after the date the Incentive Stock Option is granted.

(c)	Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times, and subject to such terms and conditions, as shall be determined by the Administrator. If the Administrator provides that any Stock Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine. In addition, the Administrator may at any time, in whole or in part, accelerate the exercisability of any Stock Option.

(d)	Method of Exercise. Subject to the provisions of this Section 4, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Administrator. As determined by the Administrator, in its sole discretion, at or after grant, payment of the purchase price in full or in part may be made at the election of the Optionee (i) in the form of unrestricted Stock owned by the Optionee (based on the Fair Market Value of the Stock on the date the Stock Option is exercised) which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received, with such withheld shares of Stock having a Fair Market Value on the date of exercise equal to the exercise price of the Stock Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Stock Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of a Stock Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

(e)

Transferability of Stock Options. Except as otherwise provided in the applicable option agreement, a Stock Option shall not be transferable except by will or the laws of descent and distribution. A Stock Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that the terms “holder” and “Optionee” include the guardian and legal representative of the Optionee named in the applicable option agreement and any person to whom the Stock Option is transferred (X) pursuant to the first sentence of this Section 4(e) or pursuant to the applicable option agreement or (Y) by will or the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of an Optionee’s employment or provision of services shall mean the termination of employment or provision of services of the person to whom the Stock Option was originally granted.

(f)	Termination by Death. Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates by reason of death, any Stock Option held by such Optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Administrator may determine, for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(g)	Termination by Reason of Disability. Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates by reason of Disability, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Administrator may determine, for a period of three months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that if the Optionee dies within such period, an unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h)	Termination by Reason of Retirement. Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates by reason of Retirement, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Administrator may determine, for a period of three months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that if the Optionee dies within such period, any unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i)	Other Termination. Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates for any reason other than death, Disability or Retirement, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Administrator may determine, for a period of 30 days from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that, if such termination of employment or provision of services is involuntary on the part of the Optionee and without Cause, such Stock Option, to the extent then exercisable, or on such accelerated basis as the Administrator may determine, may be exercised for the lesser of 90 days from the date of such termination of employment or provision of services or the remainder of such Stock Option’s term, and provided, further, that if the Optionee dies within such period, any unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(j)

Exception to Termination. Notwithstanding anything in this Plan to the contrary, if an Optionee’s employment by, or provision of services to, the Company or an Affiliate ceases as a result of a transfer of such Optionee from the Company to an Affiliate, or from an Affiliate to the Company, such transfer will not be a termination of employment or provision of services for purposes of this Plan, unless expressly determined otherwise by the Administrator. A termination of employment or provision of services shall occur for an Optionee who is employed by, or provides services to, an Affiliate of the Company if the Affiliate shall cease to be an Affiliate and the Optionee shall not immediately thereafter be employed by, or provide services to, the Company or an Affiliate.

5.	STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights may be granted either on a stand-alone basis or in conjunction with all or part of any Stock Option granted under the Plan, but only if, in the case of an Incentive Stock Option, such Stock Appreciation Right does not cause such Incentive Stock Option to lose its qualification as an Incentive Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable as determined by the Administrator upon grant, or, if granted in conjunction with all or part of any Stock Option, upon the termination or exercise of the related Stock Option.

A Stock Appreciation Right may be exercised by a Participant as determined by the Administrator in accordance with this Section 5, and, if granted in conjunction with all or part of any Stock Option, by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Administrator. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 5. Stock Options which have been so surrendered, if any, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator, including the following:

(i)	Stock Appreciation Rights granted on a stand-alone basis shall be exercisable only at such time or times and to such extent as determined by the Administrator. Stock Appreciation Rights granted in conjunction with all or part of any Stock Option shall be exercisable only at the time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 4 and this Section 5.

(ii)	Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash, shares of Stock or both, which in the aggregate are equal in value to the excess of the Fair Market Value of one share of Stock over (i) such value per share of Stock as shall be determined by the Administrator at the time of grant (if the Stock Appreciation Right is granted on a stand-alone basis), or (ii) the exercise price per share specified in the related Stock Option (if the Stock Appreciation Right is granted in conjunction with all or part of any Stock Option), multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

(iii)	A Stock Appreciation Right shall be transferable only to, and shall be exercisable only by, such persons permitted in accordance with Section 4(e).

6.	STOCK AWARDS OTHER THAN OPTIONS.

Stock Awards may be directly issued under the Plan (without any intervening options), subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as the Administrator shall determine. Stock Awards may be issued which are fully and immediately vested upon issuance or which vest in one or more installments over the Participant’s period of employment or other service to the Company or upon the attainment of specified performance objectives, or the Company may issue Stock Awards which entitle the Participant to receive a specified number of vested shares of Stock upon the attainment of one or more performance goals or service requirements established by the Administrator.

Shares representing a Stock Award shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The

Administrator may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

A Stock Award may be issued in exchange for any consideration which the Administrator may deem appropriate in each individual instance, including, without limitation:

(i)	cash or cash equivalents;

(ii)	past services rendered to the Company or any Affiliate; or

(iii)	future services to be rendered to the Company or any Affiliate (provided that, in such case, the par value of the stock subject to such Stock Award shall be paid in cash or cash equivalents, unless the Administrator provides otherwise).

A Stock Award that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an award of “Restricted Stock” or “Restricted Stock Units.”

7.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Award granted to him or her hereunder which has not previously been exercised or accepted in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the pertinent option agreement or Stock Award:

(a)	Stock Dividends and Stock Splits. If (i) the shares of Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Stock as a stock dividend on its outstanding Stock, or (ii) additional shares or new or different shares or other securities of the Company or any other non cash assets are distributed with respect to such shares of Stock, the number of shares of Stock deliverable upon the exercise of such Option or acceptance of such Stock Award may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the purchase price per share to reflect such events. The number of shares of Stock subject to the limitation in Section 3 shall also be proportionately adjusted upon the occurrence of such events.

(b)	Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Options (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

With respect to outstanding Stock Awards, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Awards by substituting on an equitable basis for the Shares then subject to such Stock Awards either the consideration payable with respect to the outstanding Shares of Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Stock Awards must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Stock Awards shall terminate; or

(iii) terminate all Stock Awards in exchange for a cash payment equal to the excess of the Fair Market Value of the Stock subject to such Stock Awards over the purchase price thereof, if any. In addition, in the event of an Acquisition, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Awards.

(c)	Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Stock, a Participant upon exercising an Option or accepting a Stock Award shall be entitled to receive for the purchase price paid upon such exercise the securities which would have been received if such Stock Right had been exercised or accepted prior to such recapitalization or reorganization.

(d)	Modification of ISOs; Section 409A Compliance. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO. Furthermore, the Administrator shall determine whether such adjustments would constitute a “modification” of a Stock Option (other than an Incentive Stock Option) for purposes of Section 409A of the Code, and if so, may refrain from making such adjustment if such modification could result in adverse tax consequences to the Optionee under Section 409A of the Code.

8.	MISCELLANEOUS.

(a)	Amendment. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (i) made to avoid an expense charge to the Company or an Affiliate, or (ii) made to permit the Company or an Affiliate a deduction under the Code. No such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the Stock is listed.

The Administrator may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of the holder thereof without the holder’s consent.

It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules”) and the Committee shall exercise its discretion in granting Stock Options, Stock Appreciation Rights or Stock Awards hereunder (and the terms of such grants) accordingly. The Plan and any grant of a Stock Option, Stock Appreciation Right or Stock Award hereunder may be amended from time to time (without the consent of the Participants) as may be necessary or appropriate to comply with the Section 409A Rules.

(b)	Unfunded Status of Plan. It is intended that this Plan be an “unfunded” plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Stock or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

(c)	General Provisions.

(i)	The Administrator may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market on which the Stock is then listed and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(ii)	Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

(iii)	The adoption of the Plan shall not confer upon any employee, director, consultant or advisor any right to continued employment, directorship or service, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any employee, consultant or advisor at any time.

(iv)	No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Administrator may establish such procedures as it deems appropriate for the settlement of withholding obligations with Stock.

(v)	The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

(vi)	Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Stock, cash or other thing of value under this Plan or an agreement to be transferred to the Participant, and no shares of Stock, cash or other thing of value under this Plan or an agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

(vii)	The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(viii)

The grant of an Award may provide that if any payment or right accruing to a Participant under this Plan (without the application of this Section (8)(c)(viii)), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate (“Total Payments”) would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder) (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), such payment or right shall be reduced (or delayed) to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code; provided, however, that the foregoing shall not apply to the extent provided otherwise in an Award or in the event the Participant is party to an agreement with the Company or an Affiliate that explicitly provides for an alternate treatment of payments or rights that would constitute “parachute payments.” In addition, the grant may provide that the determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Administrator in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Administrator in making such determination and providing the necessary information for this purpose. The grant may further provide that the foregoing provisions shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only Federal income taxes.

(ix)	To the extent that the Administrator determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Administrator in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(x)	The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

(xi)	If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

(xii)	This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

(xiii)	This Plan and each agreement granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and such agreement, the terms and conditions of the Plan shall control.

(xiv)	In the event there is an effective registration statement under the Securities Act pursuant to which shares of Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares of Stock received, directly or indirectly, as an Award or pursuant to the exercise or settlement of an Award.

(xv)	None of the Company, an Affiliate or the Administrator shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Stock or an Award, and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company’s purchase of Stock or an Award from such holder in accordance with the terms hereof.

(xvi)	This Plan, and all Awards, agreements and actions hereunder, shall be governed by, and construed in accordance with, the laws of the state of Delaware (other than its law respecting choice of law).

9.	DEFINITIONS.

For purposes of this Plan, the following terms are defined as set forth below:

(a)	“Affiliate” means a corporation or other entity controlled by the Company and designated by the Administrator as such.

(b)	“Award” means a Stock Appreciation Right, Stock Option or Stock Award.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Cause” means (i) the conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the Participant’s duties as an employee or director of, or consultant or advisor to, the Company or (iii) willful and deliberate failure on the part of the Participant to perform such duties in any material respect. Notwithstanding the foregoing, if the Participant and the Company or the Affiliate have entered into an employment or services agreement which defines the term “Cause” (or a similar term), such definition shall, if the agreement so provides, govern for purposes of determining whether such Participant has been terminated for Cause for purposes of this Plan. The determination of Cause shall be made by the Administrator, in its sole discretion.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f)	“Commission” means the Securities and Exchange Commission or any successor agency.

(g)	“Committee” means a committee of Directors appointed by the Board to administer this Plan. With respect to Options granted at the time the Company is publicly held, if any, insofar as the Committee is responsible for granting Options to Participants hereunder, the Committee shall be the Company’s Compensation Committee, which shall consist solely of two or more directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 and each of whom is also an “outside director” under Section 162(m) of the Code.

(h)	“Company” means dELiA*s, Inc., a Delaware corporation.

(i)	“Director” means a member of the Company’s Board of Directors.

(j)	“Disability” means mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company or an Affiliate; provided, however, that a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense. Notwithstanding the foregoing, if the Participant and the Company or an Affiliate have entered into an employment or services agreement which defines the term “Disability” (or a similar term), such definition shall govern for purposes of determining whether such Participant suffers a Disability for purposes of this Plan. The determination of Disability shall be made by the Administrator, in its sole discretion. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

(k)	“Effective Date” means October 20, 2005.

(l)	“Eligible Individual” means any officer, employee or director of the Company or a Subsidiary or Affiliate, or any consultant or advisor providing services to the Company or a Subsidiary or Affiliate.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(n)	“Fair Market Value” means, as of any given date, the fair market value of the Stock as determined by the Administrator or under procedures established by the Administrator consistent with the Section 409A Rules. Unless otherwise determined by the Administrator, the Fair Market Value per share shall be the closing sales price per share of the Stock on Nasdaq (or the principal stock exchange or market on which the Stock is then traded) on the date as of which such value is being determined or the last previous day on which a sale was reported.

(o)	“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant’s household (other than a tenant or employee); any trust in which the Participant and any of these persons have all of the beneficial interest; any foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability company or other entity in which the Participant and any of these other persons are the direct and beneficial owners of all of the equity interests (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant’s death for purposes of administration of the Participant’s estate or upon the Participant’s incompetency for purposes of the protection and management of the assets of the Participant.

(p)	“Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(q)	“Nasdaq” means The Nasdaq Stock Market, including the Nasdaq National Market and the Nasdaq SmallCap Market.

(r)	“Non-Employee Director” means a Director who is not an officer or employee of the Company.

(s)	“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(t)	“Optionee” means a person who holds a Stock Option.

(u)	“Participant” means a person granted an Award.

(v)	“Representative” means (i) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his or her primary residence at the date of the Participant’s death; (ii) the person or entity acting as the guardian or temporary guardian of a Participant; (iii) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death; or (iv) any person to whom an Option has been transferred with the permission of the Administrator or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Administrator.

(w)	“Restricted Stock” and “Restricted Stock Units” has the meaning given in Section 6.

(x)	“Retirement” means retirement from active employment under a pension plan of the Company or any subsidiary or Affiliate, or under an employment contract with any of them, or termination of employment or provision of services at or after age 55 under circumstances which the Administrator, in its sole discretion, deems equivalent to retirement.

(y)	“Stock” means the common stock, par value $0.001 per share, of the Company.

(z)	“Stock Appreciation Right” means a right granted under Section 5.

(aa)	“Stock Award” means an Award, other than a Stock Option or Stock Appreciation Right, made in Stock or denominated in shares of Stock.

(bb)	“Stock Option” means an option granted under Section 4.

(cc)	“Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) with respect to the Company.

(dd)	“Ten Percent Holder” means an individual who owns, or is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or Subsidiary of the Company, determined pursuant to the rules applicable to Section 422(b)(6) of the Code.

(ee)	“Underwriting Agreement” means the agreement between the Company and the underwriter or underwriters managing the initial public offering of the Stock.

(ff)	“Underwriting Date” means the date on which the Underwriting Agreement is executed in connection with an initial underwritten public offering of the Stock.

In addition, certain other terms used herein have the definitions given to them in the first places in which they are used.

dELiA*s, INC.

PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS

July 11, 2007

dELiA*s, Inc.’s Board of Directors Solicits This Proxy

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated June 1, 2007, in connection with the Annual Meeting to be held at 9:00 a.m., local time, on Wednesday, July 11, 2007 at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, and hereby appoints Robert E. Bernard, Walter Killough, and/or Stephen A. Feldman, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of dELiA*s, Inc. (the “Company”) registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization hereby given, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

dELiA*s, INC.

July 11, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
			FOR	AGAINST	ABSTAIN
1. Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate)		2. Proposal to ratify and confirm the selection of BDO Seidman, LLP as the Company’s independent registered public accountants for the fiscal year ending February 2, 2008.	☐	☐	☐

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below) INSTRUCTION:

NOMINEES:

¡    Matthew L. Feshbach

¡    Robert E. Bernard

¡    Walter Killough

¡    Scott M. Rosen

¡    Carter S. Evans

¡    Gene Washington

To withhold authority to vote for any individual
nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.

		3. Proposal to approve dELiA*s, Inc. Amended and Restated 2005 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

This Proxy when executed will be voted in the manner directed herein.

If no direction is made, this Proxy will be voted FOR all Proposals.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
Signature of Stockholder	Date:	Signature of Stockholder		Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.